UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53912	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

Hartman Short Term Income Properties XX, Inc. (the “Company”) is providing the following update on several on-going initiatives and strategic plans.

Beginning on July 26, 2022, the independent directors of the Company’s Board of Directors began a strategic review process to identify, examine, and consider a range of strategic alternatives available to the Company with the objective of maximizing shareholder value. As a part of its strategic review, the independent directors engaged the services of Raymond James & Associates, Inc. as strategic advisor to the Board.

On October 14, 2022, the Company’s Board of Directors formed a new Executive Committee comprised of independent directors, Gerald Haddock, Jack Tompkins, and Jim Still, to continue the review of strategic alternatives, including the evaluation and approval of orderly assets sales at acceptable prices with the objective of maximizing shareholder value. The Executive Committee is led by Gerald Haddock as Lead Director.

Effective October 15, 2022, the Company appointed Mark Torok as the Company’s Chief Executive Officer to succeed Allen R. Hartman.

There are no assurances that the consideration of strategic alternatives will result in any transaction. The Company does not intend to comment on or disclose developments regarding the process unless it deems further disclosure appropriate or required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: October 26, 2022	By:	/s/ Michael Racusin
Michael Racusin
General Counsel and Corporate Secretary